Exhibit 10.4

EXECUTION COPY

FORM OF STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the later of the two signature dates below, by and between                      ( the “Seller”) and Eyeblaster, Inc., a company incorporated under the laws of the State of Delaware (the “Purchaser or Company”).

The Seller and Purchaser may be referred to hereinafter from time to time individually as a “Party” and collectively as “Parties”.

W I T N E S S E T H:

WHEREAS, in connection with the sale by Purchaser of shares of Series A.1 Convertible Preferred Stock of the Purchaser (the “Series A-1 Preferred Stock”) to Sycamore Technologies Ventures L.P. (the “Sycamore Investment”), Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller,                      shares of Common Stock, par value US$ 0.001 each, in the Purchaser (the “Shares”);

WHEREAS, Seller acknowledges that it received all information that Seller considers necessary or appropriate to enable the Seller to decide whether to enter into this Agreement and to consummate the transaction contemplated herein;

WHEREAS, Seller acknowledges that it is the sole record owner of the Shares; and

WHEREAS, Seller acknowledges that it has all requisite power to enter into and perform this Agreement, and Seller further acknowledges that it has taken all necessary corporate action on the part of the Seller, its respective directors and stockholders, necessary for the authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transaction contemplated herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

SECTION 1 – THE TRANSACTION

Repurchase of Shares

1.1 By executing this Agreement and the Irrevocable Stock Power & Transfer Deed attached hereto as Exhibit A, Seller is hereby selling to Purchaser, and Purchaser is hereby purchasing from Seller, the Shares which are free of any third party preemptive or similar rights, and free and clear of any mortgages, liens, pledges, charges, security interests or any other third party rights (other than any third party rights under the existing Stockholders’ Agreement (the “Stockholders’ Agreement”), to the extent applicable), at a price per share equal to US$14.50 totaling an aggregate gross amount of US$                      (the “Gross Consideration”). From the Gross Consideration Company will deduct a total amount of US$                      (“Exercise Cost”) owed by the Seller to Company for options exercise made under a certain option award agreement(s) by and between the Company and the Seller; i.e. the consideration shall be the Gross Consideration less the Exercise Cost, a total amount of US$                      (the “Consideration”).

1.2 Upon the later of: (i) five (5) business days following the execution date of this Agreement, and (ii) the receipt by Purchaser of the original certificate(s) representing the Shares, duly endorsed or accompanied by duly executed stock power(s) or, in the event such original certificate has been lost, destroyed or is otherwise unavailable for delivery, the lost stock affidavit in the form attached hereto as Exhibit B, Purchaser shall transfer the Consideration to Seller. The payment of the Consideration shall be subject to any deduction or withholding (tax or otherwise) required under any applicable law, and any amounts so deducted or withheld shall be treated for all purposes under this Agreement as having been paid to the Seller by the Purchaser. If applicable, the Seller will delivered to the Purchaser dully signed W-8 or W-9 forms, as the case may be. The stock certificate(s) or the lost stock affidavit, as the case may be, will be delivered by Seller to Purchaser by an internationally recognized overnight courier prepaid to either of the following addresses:

Eyeblaster, Ltd.: POBox 2041, Ra’anana, 43100 Israel; or:

Eyeblaster, Inc.: 135 West 18th Street, 5th Floor, New York, NY 10011.

1.3 Seller hereby represents and warrants to Purchaser, as follows:

(a) Seller is the sole lawful owner, beneficially and of record, of the Shares, and upon the consummation of the transactions contemplated in this Agreement, Purchaser will acquire from Seller, good and marketable title to such Shares free and clear of all liens, charges, encumbrances, debt, restrictions, rights, claims, options to purchase, proxies, voting trusts and other voting agreements, calls and commitments of any kind (but, to the extent applicable, subject to the Stockholders’ Agreement).

(b) As of the consummation of the transactions contemplated in this Agreement, Seller has full and unrestricted legal right, power and authority to enter into and perform all of its obligations under this Agreement, and to sell and transfer the Shares to Purchaser as provided herein. This Agreement, when executed and delivered by or on behalf of Seller, shall constitute the valid and legally binding obligation of Seller, legally enforceable against Seller in accordance with its terms.

SECTION 2 - Miscellaneous

2.1 Governing Law; Jurisdiction. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware. Any and all disputes which may arise between the Parties as a result of or in connection with this Agreement, its interpretation, performance or breach shall be brought and enforced in the courts of the state of Delaware.

2.2 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that no party may assign its rights hereunder without the prior written consent of the other Parties.

2.3 Entire Agreement; Amendment. This Agreement, including its preamble and exhibits, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all the Parties.

2.4 Notices. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered airmail, transmitted by facsimile, or delivered by hand to the Parties’ respective addresses set forth in the signature page hereto. All notices sent by registered mail shall be deemed to have been received within seven (7) business days of posting. If delivered by hand, upon their delivery.

2.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy upon any breach or default under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default.

2.6 Waiver of Default. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

2.7 Rights; Severability. If any provision of this Agreement is held by an arbitrator or a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such an arbitrator or court of competent jurisdiction.

2.8 Expenses. Each part shall pay its own expenses, including legal expenses in connection with the transaction contemplated by this Agreement.

2.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.10 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument. The Parties may execute this Agreement via facsimile.

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IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above-mentioned.

Sellers:	Purchaser:

Eyeblaster, Inc.

By:	By:
Address:	Address:

Date:	Date: